UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2009
Penford Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11488	91-1221360
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7094 South Revere Parkway, Centennial, Colorado (Address of principal executive offices	80112-3932 (Zip Code)
303-649-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Statements
     Information provided in this Current Report on Form 8-K contains forward-looking statements, including but not limited to statements regarding the Company’s exit from the business conducted by its Australia/New Zealand Operations. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including the Company’s ability to implement its exit and sale plans for its Australia/New Zealand Operations. Subsequent events may cause these expectations to change. More information about potential factors that could affect the Company’s business and financial results is set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings are available on a web site maintained by the SEC at http://www.sec.gov.

Item 2.05 Costs Associated with Exit or Disposal Activities
     On August 27, 2009, the Company’s Board of Directors made a determination that the Company will exit from the business conducted by the Company’s Australia/New Zealand Operations. This determination was the completion of the process, announced on February 27, 2009, to examine a range of strategic and operating choices for its Australia/New Zealand Operations as part of a continuing program to maximize the Company’s asset values and returns
     In connection with its decision to the exit from the Australia/New Zealand Operations, the Company will incur material cash and non-cash charges, including asset impairment. The Company is evaluating such amounts but is unable at this time to make a determination of an estimate of amounts required under paragraphs (b), (c) and (d) of Item 2.05.
     For consolidated financial statement reporting purposes, commencing with the 4th quarter of the Company’s 2009 fiscal year (which ended on August 31, 2009), the Company will begin reporting its Australia/New Zealand Operations as discontinued operations. The charges arising from the decision to exit this business will be recorded in the Company’s results from discontinued operations beginning with the 4th quarter of fiscal year 2009.
     The Company has developed plans to sell the Australia/New Zealand Operations and currently expects to complete such sale within the next three to six months. On August 13, 2009, the Company announced that it had entered into a contract to sell Penford New Zealand Limited and on September 2, 2009, the Company completed that sale. The Company is currently negotiating with various parties who have expressed interest in purchasing all or parts of the Australian assets remaining in the Company’s Australia/New Zealand Operations. The timing and completion of any such sale or sales remain subject to significant risks and uncertainties.
Item 2.06 Material Impairments
     The information contained in Item 2.05 above is hereby incorporated in this Item 2.06 by reference. On August 27, 2009, the Company’s Board of Directors concluded that an additional impairment charge will be required with respect to the Company’s Australia/New Zealand Operations; however, the Company is unable at this time to make a determination of the amounts required by paragraphs (b) and (c) of Item 2.06.
     As previously reported, at the end of the second quarter of fiscal 2009 the Company recorded a non-cash impairment charge of $13.8 million with respect to its Australia/ New Zealand Operations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penford Corporation (Registrant)
September 2, 2009	/s/ Steven O. Cordier
Steven O. Cordier
Senior Vice President and Chief Financial Officer

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